SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K/A
Amendment to Current Report
______________

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2011 (January 20, 2011)

Mango Capital, Inc.
(Exact name of Registrant as specified in charter)

Nevada	0-30781	87-0543565
(State or other	(Commission file	(I.R.S. Employer
jurisdiction of	number)	Identification Number)
incorporation)

108 Village Square, Suite 315
Somers, New York   10589
(Address of Principal Executive Offices)

_________________________________
(Prior Address if Changed From Last Report)

(914) 669-5333
 (Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

By Unanimous vote of the Company’s Board of Directors, the Company entered into a Partnership Interest Purchase Agreement, effective December 22, 2010, whereby the Company acquired Structured Settlement Investments, L.P. (“SSI”), a Delaware limited partnership.  On January 20, 2011, a First Amendment to Partnership Interest Purchase Agreement was entered into to ensure that the SSI legal entity would continue until such time as Aspyre Settlement Funding, Inc. (“Aspyre”) could be organized.  Aspyre was incorporated as a Pennsylvania domestic corporation effective January 25, 2011.  SSI will be dissolved following a transition of all SSI operations into Aspyre. A copy of the First Amendment to Partnership Interest Purchase Agreement is attached as Exhibit 99.01.  On January 29, 2011 the Company entered into a First Amendment to Secured Promissory Note amending the Maturity Date of the Secured Promissory Note, for an initial period of sixty (60) days, in exchange for the accrual of a higher rate of interest.   A copy of the First Amendment to Secured Promissory Note is attached as Exhibit 99.02.

Item 5.02  Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers.

On February 16, 2011, by Resolution of the Board of Directors of the Company, Sean M. Gavin, the Chief Financial Officer of the Company, was elected as corporate Secretary of the Company effective February 16, 2011.  On that same day Dennis M. Goett, the Chief Executive Officer of the Company resigned as corporate Secretary and was elected assistant corporate Secretary.  The Company has taken this action to ensure its proper corporate governance.

Item  5.03  Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On January 25, 2011, pursuant to written consent of a majority of the shareholders of the Company, the Company filed an Amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada changing its name from MangoSoft, Inc. to Mango Capital, Inc.  The Company has filed all required notifications with FINRA to effect the change in the name of the Company and simultaneously changed its trading symbol to MCAP. (See, the Company’s Form 14C filing with the SEC).

Item 7.01  Regulation FD Disclosure.

On March 1, 2011, the Company announced in a press release (Mango Capital Launches Aspyre Settlement Funding) that the Company expanded its market focus into consumer financial service markets with a new subsidiary, Aspyre Settlement Funding, Inc. The re-branding as Aspyre provides a fresh approach to the structured settlement funding effort. Through the Aspyre brand, the Company also intends to develop products and services in consumer card and payments markets. Aspyre is a wholly-owned subsidiary of the Company.  A copy of the press release is attached hereto as Exhibit 99.03.  The information in this Form 8-K being furnished under this Item 7.01 and Exhibit 99.03 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

a.	Financial Statements of Business Acquired. Not Applicable.

b.	Pro Forma Financial Information. Not Applicable.

c.	Exhibits.
99.01	First Amendment to Partnership Interest Purchase Agreement
99.02	First Amendment to Secured Promissory Note
99.03	Press Release Dated March 1, 2011

Signatures

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2011	Mango Capital, Inc. (Registrant)

/s/ Dennis M. Goett
Dennis M. Goett/ CEO